AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT and Plan of Merger (this "Agreement") is dated as of this 31st day of July, 1997, and is between Home Properties of New York, L.P., a limited partnership formed under the laws of New York (the "Surviving Partnership"), and Valspring Partnership, a limited partnership formed under the laws of Pennsylvania (the "Merged Partnership").

                            WITNESSETH:

     WHEREAS, the Merged Partnership is governed by the Pennsylvania Revised Limited Partnership Act (the "Pennsylvania Act") and, subject to the receipt of the requisite approval of its limited partners, desires to merge into the Surviving Partnership;

     WHEREAS, the Surviving Partnership was formed under the New York Revised Limited Partnership Act (the "New York Act") and, subject to the receipt of the requisite approval, desires to merge with the Merged Partnership.

     NOW THEREFORE, the parties hereto agree as follows:

                             ARTICLE I
                            THE MERGER


     1.1 AGREEMENT TO MERGE. Subject to the terms and conditions of this Agreement, including but not limited to the satisfaction of the conditions in Article VI hereof (the "Merger Conditions"), the Merged Partnership shall be merged into the Surviving Partnership (the "Merger").

     1.2 CERTIFICATE OF MERGER. Subject to the satisfaction of the Merger Conditions, the general partner of each of the Merged Partnership and Surviving Partnership shall execute a Certificate of Merger in the form necessary to effect the merger of the Merged Partnership into the Surviving Partnership pursuant to applicable law (the "Certificate of Merger") and the Surviving Partnership shall deliver the Certificate of Merger to the Department of State of the Commonwealth of Pennsylvania and the State of New York for filing.

     1.3 EFFECTIVE TIME. The Merger shall be effective immediately upon the later to occur of the filing of the Certificate of Merger by the Department of State of the State of New York or the Commonwealth of Pennsylvania, but not later than September 30, 1997 (the "Effective Time"). The date during which the Effective Time occurs is referred to hereinafter as the "Effective Date". The closing for the Merger (the "Closing") shall be held on the Effective Date at the offices of Wolf, Block, Schorr and Solis-Cohen, 350 Sentry Parkway, Building 640, Blue Bell, Pennsylvania, commencing at 10:00 a.m.

     1.4 SOLICITATION OF MERGED PARTNERSHIP APPROVAL. By executing this Agreement, Henry A. Quinn as the general partner of the Merged Partnership (the "General Partner") agrees that he will, promptly after the execution of this Agreement, cause the Merged Partnership to solicit the approval of its partners to the Merger in compliance with the New York Act and the Pennsylvania Act (the "Acts"). Furthermore, the General Partner agrees that he will vote his interests in the Merged Partnership in favor of the Merger. The General Partner further agrees that, between the date of the execution of this Agreement and the Effective Time or the earlier termination of this Agreement, he will not offer to sell or negotiate a sale of the Property, directly or indirectly, including, without limitation, pursuant to a merger.

    1.5 SOLICITATION OF SURVIVING PARTNERSHIP APPROVAL. By executing this Agreement, Home Properties of New York, Inc. as the general partner of the Surviving Partnership ("HME") agrees that it will promptly after the execution of this Agreement, cause the Surviving Partnership to solicit the approval of its partners to (a) the Merger in compliance with the Acts and
(b) the Surviving Partnership Amendments.


                            ARTICLE II
                       EFFECTS OF THE MERGER

     2.1 SURVIVING PARTNERSHIP. The Surviving Partnership shall be the surviving limited partnership. The Agreement of Limited Partnership of the Surviving Partnership (the "Surviving Partnership Agreement") shall remain in full force and effect after the Merger in its form immediately prior to the Merger, except the Surviving Partnership Agreement shall be amended on the Effective Date to (a) reflect the issuance of the Units pursuant to subparagraphs 3.3(a) and (c) below and (b) incorporate the provisions set forth in EXHIBIT B (EXHIBIT A has been reserved) attached hereto (the "Surviving Partnership Amendments").

     2.2 MERGED PARTNERSHIP. At the Effective Time, the separate existence of the Merged Partnership shall cease.

     2.3 TRANSFER OF ASSETS AND ASSUMPTION OF LIABILITIES. At the Effective Time, all of the real and tangible or intangible personal property rights, privileges, immunities, powers and all other assets whatsoever of the Merged Partnership shall vest in the Surviving Partnership without further act or deed. Thereafter, the Surviving Partnership shall be liable for all debts, obligations, liabilities and penalties of the Merged Partnership as though each such debt, obligation, liability or penalty had been originally incurred by the Surviving Partnership, provided that the Reserves described in Section 3.2 of this Agreement shall be established to pay, to the extent thereof, for any liabilities of the Merged Partnership that the Surviving Partnership has not specifically agreed to assume as provided herein.


                            ARTICLE III
                           CONSIDERATION

     3.1 TOTAL CONSIDERATION.The aggregate consideration (the "Consideration") payable by the Surviving Partnership in connection with the merger of the Merged Partnership with and into the Surviving Partnership shall be $8,155,000., subject to adjustments at Closing pursuant to Section 3.9 and costs paid pursuant to Section 3.10(c) and Section 3.11, plus the amount of any tax or other reserves held by the Existing Lender (hereinafter defined).

     3.2 CONVERSION OF PARTNERSHIP INTERESTS.At the Effective Time each of the outstanding interests in the Merged Partnership (the "Interests") shall automatically, by operation of law and without any action by the holders thereof, be converted into the right to receive the Conversion Price and the Deferred Consideration Right as provided below.  "Conversion Price"
means the Consideration less the principal amount at the Effective Time of the existing mortgage loans (collectively the "Existing Loan") covering the Merged Partnership's property in favor of IDS Life Insurance Company of New York (the "Existing Lender") less the amount specified by the General
Partner as described in Section 3.11  and less the Reserve Amount multiplied by the percentage interest of the Interest in the Merged Partnership. "Reserve Amount" means the sum of: (a) an amount equal to the current liabilities of the Merged Partnership at the Effective Time
(other than the principal amount of the Existing Loan) (the "Liabilities Reserve") and (b) $156,000. (the "Indemnity Reserve"); provided, however, that the Reserve Amount shall be reduced in proportion to the Interests of partners of the Merged Partnership ("Dissenting Partners") who have properly indicated their intention to seek payment of the fair value of their interests under Section 121-1102 of the New York Law.  The Reserve
Amount shall be held and disbursed by the Disbursing Agent (as defined in
Section 3.3) as described in Sections 3.4 and 3.13.  "Deferred
Consideration Right" with respect to each Interest means the right to receive the Reserve Amount less all amounts used to satisfy the current liabilities of the Merged Partnership ("Liabilities Claims") and any
amounts paid or subject to claims of the Surviving Partnership by reason of a material breach or material misrepresentation of any representations, warranties, covenants or agreements of the Merged Partnership which survive Closing (but only during the period of such survival) ("Indemnity Claims") multiplied by the percentage interest of the Interest in the Merged
Partnership . As of the Effective Time, all Interests in the Merged Partnership shall cease to be outstanding and shall be canceled and each holder of an Interest shall, by virtue of the Merger, cease to have any rights with respect to the Merged Partnership or the Interests therein except the rights to receive the Conversion Price and the Deferred Consideration Rights with respect thereto, or the right, if any, to receive payment from the Surviving Partnership of cash equal to the fair value of his Interest in the Merged Partnership as provided in Section 121-1102 of the New York Law.  The Surviving Partnership hereby agrees to comply, at its expense, with all payment and all other substantive and procedural obligations and requirements which must be complied with respect to
Dissenting Partners, including, without limitation,  Section 121-1102 of
the New York Law.   Notwithstanding anything to the contrary contained in
this Agreement, (i) if and to the extent that the amount required to be paid to any Dissenting Partner exceeds the portion (the "Dissenting Partner Portion") of the Conversion Price which would have been paid to such partner of the Merged Partnership if such partner was not a Dissenting
Partner, such excess amount shall be paid by the Surviving Partnership in addition to the Consideration, (ii) the Dissenting Partner Portion paid by the Surviving Partnership to Dissenting Partners shall be credited against the Conversion Price and (iii) in the event that the holders of more than 10% of the Interests are Dissenting Partners, the Surviving Partnership shall have the right to terminate this Agreement by giving written notice thereof to the Merged Partnership within ten (10) days after the Surviving Partnership receives notification thereof.

     3.3  PAYMENT OF THE CONVERSION PRICE.

         (a) The Surviving Partnership shall deliver, in immediately available funds and in Units (hereinafter defined), to Wolf, Block, Schorr and Solis-Cohen (the "Disbursing Agent") the Reserve Amount.

         (b) The "Cash Portion of the Conversion Price shall be the aggregate amount of the Conversion Price payable to the holders of Interests who have failed to provide the Surviving Partnership with evidence satisfactory to it that such holders are "Accredited Investors" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").
Notwithstanding anything to the contrary contained in this Agreement if the total of the Interests held by Dissenting Partners and by partners who are not Accredited Investors exceeds fifteen percent of all of the Interests, the Merged Partnership shall have the right, by giving written notice thereof to the Surviving Partnership at any time prior to the Effective
Date, to terminate this Agreement.

         (c) The Conversion Price payable to the holders of Interests other than those described in (b) above shall be paid by the issuance of Units of limited partnership in the Surviving Partnership ("Units"). The number of Units to be issued to each holder of an Interest shall be the Conversion Price for the Interest of such holder divided by the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Effective Date of the shares of common stock of HME (the "Effective Date Price"). The market price for each such trading day shall be the closing price of the common stock on the New York Stock Exchange, regular way, on such day as reported in the Wall Street Journal, Eastern Edition.

     3.4  PAYMENT WITH RESPECT TO DEFERRED CONSIDERATION RIGHTS.

         (a) On the 90th day after the Effective Date, the Disbursing Agent shall distribute pro rata to the holders of Interests immediately prior to the Effective Time (other than Dissenting Partners) that portion of the Liabilities Reserve which has not been paid for the liabilities of the Merged Partnership as provided in this Agreement and one-half of that portion of the Indemnity Reserve that has not been paid or subject to Indemnity Claims.

         (b) On the 180th day after the Effective Date, the Disbursing Agent shall distribute pro rata to the holders of Interests immediately prior to the Effective Time (other than Dissenting Partners), that portion of the Indemnity Reserve that has not been paid, disbursed or subject to Indemnity Claims.

         (c) At any time, and from time to time, after the 180th day after the Effective Date that there is a Final Determination (as defined in Schedule 3.13) that any remaining portion, if any, of the Indemnity Reserve is no longer subject to Indemnity Claims, the Disbursing Agent shall distribute such remaining portion pro rata to the holders of Interests immediately prior to the Effective Time (other than Dissenting Partners).

     3.5  INTENTIONALLY OMITTED

     3.6  INTENTIONALLY OMITTED

     3.7  INTENTIONALLY OMITTED

     3.8 PRO-RATED DISTRIBUTION. The initial distribution payable with respect to Units issued as part of the Consideration shall be made on the date on which HME pays the dividend to the holders of its common stock that relates to the earnings for the calendar quarter in which the Units were issued and shall be pro-rated such that the partners receiving Units shall receive a pro-rata distribution for the period from the date on which the Units were issued to and including the last day of the calendar quarter in which the Units were issued.

     3.9 ADJUSTMENTS AT CLOSING. With respect to the Property, the following shall be adjusted and pro-rated between the Surviving Partnership and the Merged Partnership on the Effective Date as if the Surviving Partnership was the owner of the Property as of midnight of the night preceding the Effective Date and shall be paid in cash at Closing:

         A.  current fiscal year real estate taxes;

         B.  water and sewer rents and charges;

         C.  INTENTIONALLY OMITTED

         D.  fuel;

         E.  INTENTIONALLY OMITTED

         F.  INTENTIONALLY OMITTED

         G.  charges under the service contracts;

         H.  laundry income;

         I.  interest with respect to the Existing Loan; and

         J.  INTENTIONALLY OMITTED

         K.  rents.

            (i) All rent payments collected on or before the Effective Date for the month in which the Effective Date occurs shall be pro-rated as between the parties as of the Effective Date.

            (ii) All rent collected after the Effective Date shall be applied first to the rent due for the month in which such rent was collected and shall then be applied to the next most recent delinquent rent, including any rent which was not collected for any period prior to the Effective Date. Delinquent rent amounts collected with respect to any period prior to the Effective Date shall belong to former partners of the Merged Partnership and, if paid to the Surviving Partnership, the Surviving Partnership shall promptly send such rent to the General Partner for distribution to the former partners of the Merged Partnership pursuant to the agreement described in paragraph (e) of Section 6.3.

            (iii) All rent collected by the Merged Partnership, prior to the Effective Date, for months subsequent to Effective Date shall be paid to the Surviving Partnership at the Effective Time.

            (iv) All rent collected for rental periods after the Effective Date shall belong to the Surviving Partnership and, if paid to any of the former partners of the Merged Partnership shall be promptly sent to the Surviving Partnership.

Any error in the calculation of adjustments shall be corrected subsequent to the Effective Date with appropriate credits to be given based upon corrected adjustments, provided, however, that the adjustments (except if errors are caused by misrepresentations) shall be final upon expiration of the 90th day after the Effective Date.

     3.10  COSTS.

           (a) The Surviving Partnership and the Merged Partnership shall each be responsible for one half of any assumption fees payable to the Existing Lender, provided, however, that if as of the Effective Date any Existing
Loan may be prepaid without a penalty of more than 1% of its principal balance at the time of prepayment, the entire assumption fee, or, if the Surviving Partnership elects to prepay such Existing Loan, the entire prepayment fee, shall be the responsibility of the Surviving Partnership.

           (b) The Surviving Partnership shall pay all recording fees, its attorneys' fees, the costs of obtaining a binder or commitment from a title insurance company, the premium for its title insurance policy, one half of any Pennsylvania state and local transfer tax, and all other costs and expenses incidental to or in connection with closing this transaction customarily paid for by the purchaser of similar property. The Merged Partnership shall pay its attorneys' fees, one-half of any Pennsylvania state and local transfer tax, and all other costs and expenses incidental to or in connection with closing this transaction customarily paid for by the seller of similar property.

           (c) The amounts payable pursuant to Sections 3.10(a) and/or (b) by the Merged Partnership on account of any assumption fee payable to the Existing Lender and/or account of one half of any Pennsylvania state and local transfer tax shall be charged against the Consideration.

     3.11 PAYMENT DIRECTED BY GENERAL PARTNER. At the Effective Time, the General Partner shall be entitled to direct that a portion of the Consideration, up to a maximum amount equal to 6%of the Consideration, be paid by the Surviving Partnership to pay certain closing costs of the Merged Partnership and to satisfy certain liabilities of the Merged Partnership.

     3.12 CASH HELD BY MERGED PARTNERSHIP. Subject to Section 3.13 below, on, or at any time prior to, the Effective Time, the General Partner shall have the right to spend on behalf of the Merged Partnership and/or distribute to the partners of the Merged Partnership any and all cash held by the Merged Partnership.

     3.13 ESCROW AGREEMENT.The Reserve Amount shall be held and disbursed pursuant to the terms of an escrow agreement that shall be in form and substance acceptable to the parties hereto, but which provide at least the following:

           (a) The entire Liabilities Reserve shall be applied to pay current liabilities of the Merged Partnership before application of the Indemnity Reserve. To the extent that the Liabilities Reserve shall not be sufficient to pay the current liabilities of the Merged Partnership the Indemnity Reserve may be used to fund current liabilities.

           (b) The claim resolution procedures set forth in SCHEDULE 3.13 hereof.

     3.14 INSURANCE REFUND. At the Effective Time, the Surviving Partnership shall cause the cancellation of all insurance maintained by the Merged Partnership and thereafter shall diligently seek to obtain such refunds as may be due on account of such cancellation. Upon receipt of such refunds, the Surviving Partnership shall pay them over to the General Partner for distribution to the former partners of the Merged Partnership.


                            ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES

     4.1 BY THE MERGED PARTNERSHIP. The Merged Partnership hereby makes the following representations and warranties to the Surviving Partnership as of the date hereof.

           (a) REAL PROPERTY DESCRIPTION. The real property owned by the Merged Partnership and to become the property of the Surviving Partnership at the Effective Time consists of one or more parcels of land known as Springwood Apartments which includes 77 apartments, located in the Township of Spring and Commonwealth of Pennsylvania, and Valley View Apartments which includes 176 apartments, located in the Township of North Coventry and Commonwealth of Pennsylvania (collectively the "Project") more particularly described on EXHIBIT C, attached hereto, together and including all buildings and other improvements thereon, including but not limited to, the 77 apartment units and 176 apartments units, respectively), and all rights of the Merged Partnership in and to any and all streets, roads, highways, alleys, driveways, easements and rights-of-way appurtenant thereto (the foregoing are hereafter collectively referred to as the "Property").

           (b) OTHER ITEMS. The following items now in or on the Property if owned by the Merged Partnership and not by tenants of the Property shall become the property of the Surviving Partnership at the Effective Time:

              (1)  all heating, plumbing and lighting fixtures,

              (2)  ranges, refrigerators, disposals and dishwashers,

              (3)  water heaters,

              (4) any and all bathroom fixtures, wall-to-wall carpeting, traverse rods, exhaust fans, hoods, signs, screens, maintenance building, model unit furniture (except for model unit furniture which is rented), fences, carpeting and runners, cabinets, mirrors, shelving, any humidifier and dehumidifier units, air conditioning units, mailboxes, office furniture (except for office furniture which is rented), and related equipment in connection with the Project, and

              (5) any fixtures appurtenant to the Property and any other furniture or equipment used in connection with the operation and maintenance of the Property, including any vehicles used in connection with the operation and maintenance of the Property (hereinafter with the items listed in (1)-(4) above, collectively, the "Other Items").

         (c) CONDITION OF OTHER ITEMS. To the best knowledge of the General Partner and the current officers of Mill Creek Realty Co., substantially all of the Other Items are in reasonable working order or condition. Except with respect to the Existing Loan, the Merged Partnership has not subjected any of the Other Property to any security interests, liens, claims, charges or other encumbrances.

          (d) ORGANIZATION AND AUTHORIZATION. The Merged Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and was either formed under, or by operation of law has become subject to, the Pennsylvania Act. It has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed to do business as a foreign limited partnership and in good standing in each jurisdiction in which the property owned, leased or operated by it makes such qualification or license necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.
For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or results of operation of the party making the representation or warranty to which such qualification is being applied.

          (e) AUTHORITY RELATIVE TO THIS AGREEMENT. Subject to receipt of the approval described in Section 1.4 of this Agreement: (i) the Merged Partnership has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) all actions necessary to be taken by it or on its behalf to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, have been duly and validly taken; and (iii) this Agreement has been duly and validly executed and delivered by it and, assuming due execution and delivery by the Surviving Partnership, constitutes a valid and binding agreement enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (f) OUTSTANDING LIMITED PARTNERSHIP INTERESTS. SCHEDULE 4.1(F) hereto lists the current holders of all outstanding limited partnership interests of the Merged Partnership together with the percentage interest held by each holder. In the event that any holder listed on SCHEDULE 4.1(F) transfers any interests prior to the Effective Time, the Merged Partnership shall provide written notice to the Surviving Partnership of such transfer prior to the Effective Time, and such notice shall include the names of the transferor and the transferee, the address of the transferee and the number of units transferred.

          (g)  CONSENTS AND APPROVALS; NO VIOLATION.  To the best of the
Merged Partnership's knowledge, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or will result in any breach of any provision of its Agreement of Limited Partnership or Certificate of Limited Partnership;
(ii) require it to obtain any consent, approval, authorization or permit from, or file with or notify, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect; (iii) except to the extent that the consent of the Existing Lender is required, constitute a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which it is a party or by which it is bound, except for any such breach or default as would not have a Material Adverse Effect; or (iv) violate any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to it, which violation would have a Material Adverse Effect, unless any waiver, consent, approval, authorization, permit, filing or notification necessary to prevent any such conflict, breach, default or violation has been obtained prior to the Effective Time.


          (h) LIABILITIES. Except (i) as disclosed in SCHEDULE 4.1(H) attached hereto, (ii) for liabilities and obligations incurred in the normal course of business of the Merged Partnership and (iii) as otherwise disclosed in this Agreement, the Merged Partnership has no material liability or obligation of any nature which in any way materially affects or is related to the Property or the Other Items whether now due or to become due, absolute, contingent or otherwise, including liabilities for taxes (or any interest or penalties thereto).

          (i) LITIGATION. Except as disclosed in SCHEDULE 4.1(I) attached hereto, there is no litigation, proceeding or investigation which, to the best knowledge of the Merged Partnership, is pending, or, to the best knowledge of the Merged Partnership, threatened, against or affecting the Merged Partnership or the Property that might affect or relate to the validity of this Agreement or any action taken or to be taken pursuant hereto, or that might have a Material Adverse Effect upon the Property or the Other Items or any part or the operation thereof, unless fully covered by insurance.

          (j) COMPLIANCE WITH LAWS. Except as disclosed in SCHEDULE 4.1(J) attached hereto, neither the General Partner nor any current officer of Mill Creek Realty Co. has received written notice, addressed to the Merged Partnership or Mill Creek Realty Co., which remains outstanding that it has not complied with and is in default under, or in violation of, or received any written notice which remains outstanding that the Merged Partnership, the Property or the Other Items may be in violation of, any law, ordinance, rule, regulation or code or condition in any approval or permit pursuant thereto (including without limitation, any zoning, sign, environmental, labor, safety, health or price or wage control, ordinance, rule, regulation or order of) applicable to the ownership, development, operation or maintenance of the Property or the Other Items.

          (k) LEASES. There are no written leases affecting the Property to which the Merged Partnership is a party with a term greater than one year. The rent roll attached hereto as SCHEDULE 4.1(K) is true and correct as of the date of this Agreement.

         (l) CONDEMNATION. Except for the request for the grant of a temporary and permanent sewer easement at the Valley View Apartments property from the North Coventry Municipal Authority, the Merged Partnership has not received written notice of pending condemnation of the Property, or any part thereof, or of any plans for improvements which might result in a special assessment against the Property.

         (m) INTENTIONALLY OMITTED

         (n) SERVICE CONTRACTS. There are no service contracts with respect to the Property or the Other Items which will continue in effect after the Closing except as set forth on SCHEDULE 4.1(N) attached hereto.

         (o) EXECUTORY CONTRACTS. There are no executory contracts connected with the Property or the Other Items, except as set forth on SCHEDULE 4.1(O) attached hereto.

         (p) ONGOING PERFORMANCE. Until the Effective Time, the Merged Partnership shall continue to fulfill all of its obligations under the terms of the Existing Mortgage, the leases encumbering the Property, the service contracts and the executory contracts, and the Merged Partnership shall operate, and perform routine maintenance and repair with respect to, all landscaping, buildings, fixtures and facilities, including, without limitation, the Other Items, in accordance its current practices. With respect to non-routine maintenance or repair, the following shall apply:

              (1) Except in the case of emergency, the Merged Partnership shall not arrange for the making of any non-routine repair or replacement costing in excess of $10,000 in any one instance without the prior written consent of the Surviving Partnership which consent shall not be unreasonably withheld and shall be deemed given if it is not denied by written notice received by the Merged Partnership within 3 business days after request for such consent was received by the Surviving Partnership. If such consent is given or if such cost is less than $10,000, in the event that the Merger occurs, the cost of such repair or replacement shall be the responsibility of the Surviving Partnership and if any amount on account of such cost is paid by the Merged Partnership prior to Closing, the Surviving Partnership shall reimburse that to the Merged Partnership at Closing.

               (2) Any non-routine repairs or replacements arranged by the Merged Partnership which are not the responsibility of the Surviving Partnership pursuant to Section 4.1(p)(1) above or Section 4.1(p)(3) below shall be a liability of the Merged Partnership which shall not be assumed by the Surviving Partnership.

               (3) In the event that any non-routine repairs or replacements are required on an emergency basis, which emergency is such as does not comfortably allow the passage of the time period specified above for obtaining the approval of the Surviving Partnership, the Merged Partnership may arrange for such repair or replacement, and in the event that the Merger occurs, the cost thereof shall be the responsibility of the Surviving Partnership and at Closing the Surviving Partnership shall reimburse the Merged Partnership for any amount paid on account of such repair or replacement prior to Closing.

          (q) APPLIANCES. Except as previously disclosed to the Surviving Partnership, all of the ranges and refrigerators in the Property are the property of the Merged Partnership and not of the tenants.

          (r) FINANCIAL INFORMATION. The financial information attached hereto as SCHEDULE 4.1(R) (income and expenses for calendar year 1995 and 1996) is substantially true and accurate.

          (s) ENVIRONMENTAL. Except as identified in SCHEDULE 4.1(S) attached hereto, the Merged Partnership has received no notice of any violation of any applicable Environmental Laws (below defined) with respect to the Property. "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substance and the rules, regulations, and orders with respect thereto. "Hazardous Substance" means, without limitation, any flammable, explosive or radioactive material, polychlorinated biphenyl, petroleum or petroleum product, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, as defined in any applicable Environmental Laws. From the date of acceptance hereof to and including the Effective Date or the earlier termination of this Agreement, the Merged Partnership shall promptly provide the Surviving Partnership with a copy of any notice, citation, complaint or other directive from any person, entity or governmental authority whereby compliance with Environmental Laws is called into question with respect to the Property.

           (t) TAXES. Except for state and local realty transfer taxes (which are governed by Section 3.10) and real estate taxes (which are governed by Section 3.9), the Merged Partnership has filed or will file when due all notices, reports and returns of Taxes (as defined below) required to be filed before the Effective Date and has paid or, if due after the date hereof and prior to the Effective Date, will pay, all Taxes and other charges for the periods shown to be due on such notices, reports and returns. "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, property, sale, gross receipts, employment and franchise taxes imposed by the United
States, or any state, county, local or foreign government, or subdivision or agency thereof with respect to the assets or the business of the Merged Partnership, and including any interest, penalties or additions attributable thereto.

     4.2 BY THE SURVIVING PARTNERSHIP. The Surviving Partnership hereby makes the following representations and warranties to the Merged Partnership as of the date hereof.

         (a) ORGANIZATION AND AUTHORIZATION. The Surviving Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York and has adopted the New York Act. It has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. It is duly qualified or licensed to do business as a foreign limited partnership and in good standing in each jurisdiction in which the property owned, leased or operated by it makes such qualification or license necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

         (b) AUTHORITY RELATIVE TO THIS AGREEMENT. Subject to the receipt of the approvals described in Section 1.5 and in subparagraph (e) of Section 6.3 of this Agreement: (i) the Surviving Partnership has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) all actions necessary to be taken by it or on its behalf to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, have been duly and validly taken; and (iii) this Agreement has been duly and validly executed and delivered by it and, assuming due execution and delivery by the Merged Partnership, constitutes a valid and binding agreement enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally as at the time in effect and by general principles of equity, regardless or whether such enforceability is considered in a proceeding in equity or at law.

         (c) CONSENTS AND APPROVALS; NO VIOLATIONS. To the best of the Surviving Partnership's knowledge, as of the Effective Time, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or will result in any breach of any provision of its Agreement of Limited Partnership or Certificate of Limited Partnership; (ii) require it to obtain any consent, approval, authorization or permit from, or file with or notify, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect; (iii) constitute a breach or will result in a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation of any kind to which it is a party or by which it is bound, except for any such breach or default as would not have a Material Adverse Effect; or (iv) violate any order, writ, injunction, judgment, decree, law, statute, rule, regulation or governmental permit or license applicable to it, which violation would have a Material Adverse Effect, unless, any waiver, consent, approval, authorization, permit, filing or notification necessary to prevent any such conflict, breach, default or violation has been obtained prior to the Effective Time.

          (d) PARTNERSHIP INTERESTS. On the Effective Date, the Units to be issued as provided in this Agreement shall be duly issued by the Surviving Partnership and the recipients will be duly admitted as limited partners of the Surviving Partnership.

          (e) SURVIVING PARTNERSHIP AGREEMENT. A true, correct and complete copy of the Surviving Partnership Agreement is attached hereto as EXHIBIT "D". The Surviving Partnership hereby agrees that, with the following exceptions, the Surviving Partnership Agreement shall not be further amended on or prior to the Effective Date: (i) the Surviving Partnership Amendments, (ii) amendments in connection with the issuance of additional shares under HME's Dividend Reinvestment Stock Purchase, Resident Stock Purchase and Employee Stock Purchase Plan, (iii) amendments in connection with mergers or other transactions similar to the Merger which are currently in process wherein additional Units are issued in connection with the acquisition of real property or of interests in entities which own real property, the provisions of which have been disclosed in writing to the Merged
Partnership prior to the execution of this Agreement, and (iv) the formation of a subsidiary of HME to hold Units owned by HME.



                             ARTICLE V
                     COVENANTS OF THE PARTIES

     5.1 FURTHER ASSURANCE. Subject to the terms and conditions of this Agreement, each of the parties hereto will use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including, but not limited to, taking any actions necessary to cause the Merger Conditions to be satisfied.

     5.2 REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall give written notice to the other party promptly upon the occurrence of, or upon becoming aware of, either: (i) the occurrence of any event which makes any representation or warranty contained in this Agreement not true in any material respect; or (ii) any material and adverse development in the condition (financial or otherwise) or operations of such party.

     5.3 REPURCHASE AGREEMENTS. The Surviving Partnership hereby covenants and agrees that it will, on or prior to the Effective Date, enter into an agreement with each of the partners of the Merged Partnership other than Cash Conversion Holders and Dissenting Partners whereby the Surviving Partnership agrees that:

         (a) Upon the written request of any such partner, the Surviving Partnership will purchase any or all of the Units held by such partner at a purchase price per Unit equal to the Effective Date Price (as defined in Section 3.3(c) above). The written notice must be received by the Surviving Partnership on or before the date which is one hundred eighty (180) days after the Effective Date.

         (b) Upon the written request of any such partner which is made (i) after the date which is one hundred eighty (180) days after the Effective Date and (ii) on or before the date which is the later of (A) the last day of any holding period (which holding period shall not, in any event, exceed one year after the Effective Date) during which, in order to comply with the requirements of the SEC, such partners are not permitted to convert Units into shares of common stock of HME and (B) the date on which the SEC declares effective the Registration Statement required to be filed with the SEC pursuant to Section 5.11 hereof, the Surviving Partnership will purchase any or all of the Units held by such partner at a purchase price per Unit equal to the average of the daily market price for the ten (10) consecutive trading days immediately preceding the date of such partner's request of the shares of common stock of HME.

     5.4 ACCESS TO INFORMATION. Between the date of this Agreement and the Effective Date, the Surviving Partnership, on the one hand, and the Merged Partnership, on the other hand, will each, during ordinary business hours and upon reasonable advance notice, give to the other and their authorized representatives reasonable access to inspect their books, records, offices and other facilities and properties; provided, however, that: (i) any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the other's business; (ii) no party shall be required to take any action which would constitute a waiver of the attorney-client privilege; and (iii) no party need supply the other with any information which it is under a legal obligation not to supply.

     5.5  FINANCIAL ACCESS.

         (a)  Upon the demand of the Surviving Partnership, the General
Partner will provide a signed representation letter substantially in the form of EXHIBIT "E" attached hereto. The General Partner and the Merged Partnership will provide access to the Surviving Partnership's representative to all financial and other information relating to the Merged Partnership and the Property as is sufficient to enable them to prepare audited and pro-forma financial statements, in conformity with Regulation S-X of the Securities and Exchange Commission (the "Commission") and any registration Statement, report or disclosure statement to be filed with the Commission.

          (b) Prior to the Effective Date the Surviving Partnership shall from time to time, promptly after request, supply to the Merged Partnership, and certify to the Merged Partnership the accuracy and completeness of, copies of any financial statements and records and other documents and information requested by the General Partner regarding the Surviving Partnership and HME which are available to the public.

         (c) The Parties hereto recognize that, at the Effective Date, the Merged Partnership will be treated for federal income tax purposes as having contributed all of its assets to the Surviving Partnership in exchange for the Consideration, which the Merged Partnership will be deemed to have distributed to its Partners in complete liquidation of the Merged Partnership. Consequently, the Merged Partnership will terminate for federal income tax purposes at the Effective Time. The Parties hereto shall prepare their tax returns for their respective taxable years which include the Effective Date consistent with that characterization of the transaction. The Surviving Partnership shall make available to the General Partner (and its representatives) promptly upon request, all financial and other information relating to the Merged Partnership which is necessary to permit the Merged Partnership to file its tax returns for its taxable year ended on the Effective Date.

     5.6  INTENTIONALLY OMITTED

     5.7 NEGATIVE COVENANTS. The Merged Partnership agrees that, prior to the Effective Date, it will not take any of the following actions without first obtaining the Surviving Partnership's prior written consent, which consent shall not be unreasonably withheld or delayed.

         A. Create, incur or assume any indebtedness for money borrowed, including obligations in respect of capital leases, except: (i) purchase money mortgages granted in connection with the acquisition of property in the ordinary course of business consistent with past practice; and (ii) short-term indebtedness for borrowed money in accordance with loan agreements and lines of credit in effect as of the date hereof.

         B. Assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices.

         C. Sell or otherwise dispose of or abandon any of its assets except in the ordinary course of business.

         D. Increase the rate or terms of: (i) compensation payable or to become payable to any of its employees; or (ii) any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any employee, except salary increases to site employees not exceeding 3% occurring in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases).

         E. Enter into any agreement, commitment or transaction (including without limitation any borrowing, capital expenditure or capital financing), material to the business, operations or financial condition of its business, except agreements, commitments or transactions in the ordinary course of business consistent with past practice.

         F. Transfer, mortgage, pledge, grant any security interest in or permit the imposition of any lien or other encumbrance on any of its assets other than in the ordinary course of business consistent with past practice.

     5.8 MANAGEMENT AGREEMENTS. On or prior to the Effective Date, the Merged Partnership shall terminate any agreements pertaining to the management of the Property.

     5.9 CLOSING DOCUMENTS. At the Effective Time, the Merged Partnership shall deliver to the Surviving Partnership a certificate of title and any necessary transfer documents relating to any vehicles, a current rent roll ("Rent Roll") certified, as of the date of the Effective Date, which shall include a list of all tenants, all rental obligations of each tenant with respect to the Property and all security deposits (including all interest due to tenants pursuant to Pennsylvania or other applicable laws). At the Closing, the Merged Partnership shall transfer to the Surviving Partnership an amount equal to the aggregate amount of the security deposits shown on the Rent Roll. At the Effective Time, the Merged Partnership shall also deliver to the Surviving Partnership complete originals of each lease listed on the Rent Roll.

     5.10 INSPECTION. Upon and after execution of this Agreement by both parties, the Merged Partnership agrees that the Surviving Partnership and its authorized representatives shall have the right and privilege to enter upon the Property and the Merged Partnership's offices, upon reasonable notice, during regular business hours, for the purpose of gathering such information and conducting such environmental and engineering studies or other tests and reviews as the Surviving Partnership may deem appropriate and necessary. All such inspections, studies, tests and reviews shall be at the Surviving Partnership's sole expense. The Merged Partnership agrees to cooperate with the Surviving Partnership by making available to the Surviving Partnership such records, plans, drawings or other data as may be in their or the Merged Partnership's possession or control relating to the Property and its operation; provided, however, that the Surviving Partnership agrees to indemnify the Merged Partnership of and from any loss or damage occasioned by such entry, and agrees further to restore to its original condition, at the Surviving Partnership's own cost and expense, any property disturbed by such entry.

     5.11 SUFFICIENT REGISTERED SHARES. The Surviving Partnership hereby represents and warrants to and covenants with the Merged Partnership and its partners that the Effective Date and thereafter for so long as any Units issued to the partners of the Merged Partnership are outstanding there shall be at all times, a sufficient number of reserved shares of HME to permit the conversion of all outstanding Units into shares of HME pursuant to the terms of the Surviving Partnership Agreement. Within 10 days after the Effective Date, the Surviving Partnership agrees to file a registration statement (the "Registration Statement") with the SEC registering the resale of the shares of common stock of HME into which the Units may be converted and to use reasonable commercial efforts to have the registration promptly declared effective by the SEC. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Surviving Partnership has not filed the Registration Statement with the SEC by the date (the "Outside Filing Date") which is the 30th day after the Effective Date, then for and with respect to each day during the period between the Outside Filing Date and the date on which the Registration Statement is filed with the SEC, the Surviving Partnership shall pay to the former partners of the Merged Partnership which hold Units, as liquidated damages and not as a penalty, the sum of $10,000, which sum shall be apportioned pro rata among such former partners of the Merged Partnership.

     5.12 TAX PROVISIONS. The Surviving Partnership agrees to observe and comply with the following:

         (a) The Surviving Partnership will use the traditional method (and not the curative or remedial method), as contemplated by Treasury Regulations
Section 1.704-3(b) to allocate book-tax differences with respect to the assets which are deemed contributed to the Surviving Partnership by the Merged Partnership.

         (b) Home Properties agrees that for a period of 5 years following the Effective Time, (i) the Surviving Partnership shall not restructure the share of the Surviving Partnership's debt of the former partners of the Merged Partnership who shall have received Units in the Surviving Partnership (the "Unit Partners") in such manner as to cause a reduction in the amount of Unit Partners' share of non-recourse debt allocable to and encumbering the Property without the Unit Partners' prior written consent, and (ii) the Surviving Partnership will not dispose of any of its interest in the Real Property, unless such disposition is structured as a tax-deferred, like-exchange under Section 1031 of the Code, or otherwise is substantially tax-deferred under the Code. Any property or real estate assets acquired by the Surviving Partnership pursuant to such tax-deferred, like- exchange shall remain subject to the restriction on disposition contained hereunder until the end of the aforesaid 5-year period. In the event that the Surviving Partnership takes any such action during such 5-year period, the Surviving Partnership shall indemnify and save harmless the Unit Partners from and against any federal and state income tax liability, including but not limited to: (i) income taxes suffered as a result of all payments made under this subsection; and (ii) interest, penalties and the reasonable fees of attorneys and accountants.

         (c) As a partner contributing interests in a partnership in exchange for a limited partnership interest in the Surviving Partnership, the Unit Partners will receive annually from the Surviving Partnership Form 1065, Schedule K-1, Partner's Share of Income, Credit, Deductions, etc. This form will also be part of the tax return, Form 1065, filed by the Surviving Partnership with the Internal Revenue Service. The Surviving Partnership represents that the Schedule K-1 submitted to Unit Partners for use in the preparation of their tax returns will reflect the allocation to Unit
Partners as partners of a share of non-recourse liabilities in accordance with Reg. Sec. 1.752-3 of the Internal Revenue Code, such that as a result of the allocation the Unit Partners shall recognize no income upon the contribution of the Property to the Surviving Partnership, and for a period of 5 years following the Effective Time except to the extent cash distributions from the Surviving Partnership to a Unit Partner exceeds such Unit Partner's basis in his or her Units. The Merged Partnership represents that as of December 31, 1996: (i) their aggregate built in gain determined in accordance with the principals set forth in Section 704(c) of the Internal Revenue Code of 1986 ("Code") is as set forth on SCHEDULE 5.12 assuming that the Property has a fair market value of $8,155,000 as of the date of the Merger; (ii) the amount of nonrecourse debt encumbering the Property is $5,050,552; (iii) the capital account of each of the Unit
Partners is as set forth on SCHEDULE 5.12. The Surviving Partnership's representation contained in this Section 5.12 (c) is conditioned upon the accuracy of the representations contained in the preceding sentence.


                             ARTICLE VI
                       CONDITIONS OF MERGER

     6.1 MANDATORY CONDITIONS. Neither the Surviving Partnership nor the Merged Partnership shall have any obligation to execute or file the Certificate of Merger as described in Section 2.1 unless, on or before September 30, 1997:

         (a) OTHER CONDITIONS. All of the contingencies and conditions (including, without limitation, the conditions set forth in Sections 6.2 and 6.3 hereof) contained in this Agreement have been satisfied or waived as provided herein.

         (b) OTHER MERGERS. The conditions to the mergers and other transactions of the Surviving Partnership with the entities listed on the attached SCHEDULE 6.1 also shall have been satisfied and the mergers are to occur simultaneously with the Merger of the Merged Partnership into the Surviving Partnership.

         (c) EXISTING LENDER APPROVAL. The Existing Lender shall have approved the Merger and shall have agreed to the assumption of the Existing Loan by the Surviving Partnership (unless the Surviving Partnership elects to prepay the Existing Loan pursuant to Section 3.10(a) hereof).

     6.2 CONDITIONS TO MERGED PARTNERSHIP'S OBLIGATIONS. On the date all of the requirements set forth in Section 6.1 hereof have been satisfied (the "Satisfaction Date"), the general partner of the Merged Partnership shall execute the Certificate of Merger and deliver it to the Surviving Partnership. The general partner of the Merged Partnership shall have no obligation to execute and deliver the Certificate of Merger unless:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Surviving Partnership set forth herein shall be true and correct in all material respects as of the Satisfaction Date, as certified in writing by the general partner of the Surviving Partnership.

         (b) COVENANTS. The Surviving Partnership has complied in all material respects with the covenants made by it in this Agreement to be complied with by it from the date hereof through the Satisfaction Date.

         (c) APPROVAL. The Merged Partnership shall have obtained the requisite approval of its limited partners to the Merger and the other transactions described in this Agreement on the terms and conditions described herein.

         (d) OPINION OF COUNSEL. The Surviving Partnership's independent counsel shall have delivered an opinion of counsel in the form of EXHIBIT F attached hereto.

         (e)  INTENTIONALLY OMITTED

         (f) REGISTRATION RIGHTS AGREEMENT. The partners of the Merged Partnership who receive Units and the Surviving Partnership shall have entered into a registration rights agreement on customary terms, including, without limitation, the granting of piggyback registration rights.

         (g)  MARYLAND ANTI-TAKEOVER STATUTES.  The Board of Directors of
HME shall have taken all action necessary so that the transactions contemplated by this Agreement including, without limitation, the issuance of Units and the conversion of Units into shares of HME, shall be irrevocably exempt from the operation of Section 3-601 ET SEQ. (the "business combination" statute) and Section 3-701 ET SEQ. (the "control share acquisition" statute) of the Maryland General Corporation Law (collectively, the
"Maryland Anti-Takeover Statutes") and from any provisions of the Articles of Incorporation and Bylaws of HME that may have the effect of limiting the acquisition of Units and shares of HME in connection with the transactions contemplated in this Agreement, including without limitation, Article 7 of the Articles of Incorporation of HME. The Surviving Partnership and its counsel shall have confirmed to the Merged Partnership's satisfaction that this Agreement, the Merger and the other transactions contemplated hereby are exempt from the operation of the Maryland Anti-Takeover Statutes.

     6.3 CONDITIONS TO SURVIVING PARTNERSHIP'S OBLIGATIONS. On the next day following the date that the Surviving Partnership receives the Certificate of Merger executed by the general partner of the Merged Partnership (the "Delivery Date"), the general partner of the Surviving Partnership shall execute the Certificate of Merger, deliver it to the Department of State of the State of New York and the Commonwealth of Pennsylvania for filing and notify the Merged Partnership of such delivery. The general partner of the Surviving Partnership shall have no obligation to execute or deliver the Certificate of Merger unless:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Merged Partnership set forth in this Agreement shall be true and correct in all material respects as of the Delivery Date, as certified in writing by the General Partner.

          (b) COVENANTS. The Merged Partnership has complied with the covenants made by it in this Agreement to be complied with by it from the date hereof through the Delivery Date.

          (c) CONDITION OF PROPERTY. There are on the Delivery Date, 77 and 176 apartment units, respectively, in rentable condition and in compliance with federal, state, county or local laws, ordinances, rules and regulations.

          (d) APPROVALS. The Surviving Partnership represents and warrants that it has obtained the requisite approval of the Board of Directors of HME to the Merger and the other transactions described in this Agreement on the terms and conditions described herein, including, without limitation, the Surviving Partnership Amendments. The Surviving Partnership, on or prior to the Effective Date shall have obtained the requisite approval of its limited partners and the State of Michigan Retirement Systems to the Merger and the other transactions described in this Agreement on the terms and conditions described herein. The Surviving Partnership agrees to recommend to the Board of Directors of HME, the limited partners of the Surviving Partnership and the State of Michigan Retirements Systems that they vote in favor of the Merger and the other transactions described in this Agreement.

          (e) GENERAL PARTNER AGREEMENT. The General Partner shall have executed an agreement whereby he agrees that he will be responsible for making all final distributions to the former partners of the Merged Partnership and shall indemnify the Surviving Partnership from all claims relating thereto.

          (f) OPINION OF COUNSEL. The Merged Partnership's independent counsel shall have delivered an opinion of counsel in the form of EXHIBIT G attached hereto.


                            ARTICLE VII
                            TERMINATION

     7.1 TERMINATION. If the conditions of Section 6.1 of this Agreement are not satisfied, either party, at its option and upon notice to the other party, may terminate this Agreement. If the conditions of Section 6.2 of this Agreement are not satisfied, the Merged Partnership, at its option and upon written notice to the Surviving Partnership, may terminate this Agreement.
If the condition of Section 6.3 of this Agreement are not satisfied, the Surviving Partnership, at its option and upon written notice to the Merged Partnership, may terminate this Agreement. Upon the termination of this Agreement as provided herein, neither party shall have any further rights or obligations hereunder and neither party shall take any action to file the Certificate of Merger.


                            ARTICLE VIII
                           TITLE MATTERS

     8.1 TITLE POLICIES AND SURVEYS. The Merged Partnership has, prior to the date of this Agreement, furnished and delivered to the Surviving Partnership a copy of the most recent title policy issued with respect to the Property and a copy of the most recent survey of the Property.

     8.2  OBJECTIONS TO TITLE.

         (a) The obligation of the Surviving Partnership to execute or file the Certificate of Merger is conditioned upon the ability of the Surviving Partnership to obtain title insurance with respect to the Property insuring that, as of the Effective Date, title to the Property is not subject to any liens, encumbrances or other title objections other than the lien of the mortgage securing the Existing Loan, any apartment leases for tenants of the Property and the title exceptions identified in EXHIBIT H attached hereto.

         (b) The Merged Partnership agrees that, upon the request of the Surviving Partnership, it will provide an affidavit in such customary form as shall allow the Surviving Partnership to obtain a non-imputation endorsement to the title policy purchased by the Surviving Partnership.


                            ARTICLE IX
                           MISCELLANEOUS

     9.1 AMENDMENT. This Agreement may be amended only by a writing executed by the Surviving Partnership and the Merged Partnership.

     9.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     9.3 ENTIRE AGREEMENT. This Agreement, including the documents, schedules, certificates and instruments referred to herein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

     9.4 ASSIGNMENT. This Agreement and all obligations and rights of the parties hereunder may not be assigned by either party. Commencing with the Effective Time, the General Partner and the former partners of the Merged Partnership shall be third-party beneficiaries of this Agreement.

     9.5 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of law.

     9.6 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Article and Section references which do not otherwise specify, are to the designated Article or Section of this Agreement.

     9.7 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

     9.8 NOTICES. All notices given pursuant to any provision of this Agreement shall be in writing and shall be effective only if delivered personally, or sent by registered or certified mail, postage prepaid or sent by nationally recognized overnight carrier, to the addresses set forth below:

To Home Properties:
Home Properties of New York, L.P.
850 Clinton Square
Rochester, New York 14604
Attention:  Norman Leenhouts
With a copy to Ann M. McCormick
at the same address

To the Merged Partnership
 General Partner:Henry A. Quinn
100 Chetwynd Drive
Rosemont, Pennsylvania  19010

With a copy to:
Bruce R. Lesser, Esq.
Wolf, Block, Schorr and Solis-Cohen
350 Sentry Parkway
Building 640
Blue Bell, Pennsylvania  19422

And a copy to:
John S. Roberts, Jr., Esq.
Wolf, Block Schorr and Solis-Cohen
Twelfth Floor, Packard Building
15th and Chestnut Streets
Philadelphia, Pennsylvania  19102

     9.9 CONFIDENTIALITY. By execution of this Agreement and except as otherwise provided herein, prior to the Effective Time the Surviving Partnership agrees to keep any and all information obtained in or in connection with the due diligence process with respect to the Merged Partnership, its operations, the Real Property and Other Items strictly confidential, and will not disclose any such information without the Merged Partnership's prior written consent, except to the extent required by law.

     9.10 BROKER'S COMMISSION. The Merged Partnership represents to the Surviving Partnership that it did not employ any broker in connection with this sale other than Mill Creek Realty Co., and the Merged Partnership hereby agrees that, pursuant to Section 3.11 hereof, it will cause the Surviving Partnership to pay any fees or commissions payable to Mill Creek Realty Co. in connection with the transaction described in this Agreement. The Surviving Partnership represents that it employed F.M. Stec & Associates as broker and agrees that it will pay any fees or commissions due as a result of the Surviving Partnership's employment of that broker. The parties each agree to indemnify the other for any and all claims and expenses, including legal fees if any other fees or commission is determined to be due by reason of the employment of any other broker by the indemnifying party.

     9.11  CONDITION OF PROPERTY AND OTHER ITEMS

          (a) The entire agreement between the parties hereto with respect to the Property and the Other Items and the sale thereof is expressly set forth in this Agreement, and the parties are not bound by any agreement, understandings, provisions, conditions, representations or warranties other than as are expressly set forth and stipulated herein. Without in any manner limiting the generality of the foregoing, the Surviving Partnership acknowledges that and its representatives will have fully inspected the Property and the Other Items, and will be fully familiar with the physical and financial condition thereof, and that the Property and the Other Items will be accepted by the Surviving Partnership pursuant to the Merger in an "as is" and "where is" condition as a result of such inspection and investigations and not in reliance on any agreement, understanding, condition, warranty or representation made by the General Partner, the Merged Partnership or any agent or employee of the Merged Partnership
(except as expressly elsewhere provided in this Agreement) as to the condition thereof, as to any permitted use thereof, or as to the income or expense in connection therewith, or as to any other matter in connection therewith; and the Surviving Partnership further acknowledges that neither the Merged Partnership nor any party acting on behalf of the Merged
Partnership has made or shall be deemed to have made any such agreement, condition, representation or warranty (except as expressly elsewhere provided in this Agreement).

         (b) The Surviving Partnership shall accept the Property and the Other Items at the time of Closing in the same condition as the same are as of the date of this Agreement as such condition shall have changed by reason of wear and tear, damage by fire or other casualty and vandalism.

         (c) If the Merger occurs, the Merged Partnership shall assign to the Surviving Partnership any net insurance and/or condemnation proceeds received by the Merged Partnership with respect to the Property, less any amount expended by the Merged Partnership for collection, repair, restoration or related expenses.

     9.12  DEFAULT.

          (a) If the Surviving Partnership defaults hereunder at or prior to the Effective Date by failing to complete Closing in accordance with the terms of this Agreement or in any other respect, then on the Effective Date (or sooner in the event of an anticipatory breach) the Surviving Partnership shall pay to the Merged Partnership the sum of $130,000. (the "Liquidated Damages Amount") as liquidated damages. Notwithstanding anything to the contrary contained in this Agreement, the failure to satisfy any of the conditions to the Merger contained in Article VI hereof shall not, in and of itself, be deemed to be a failure of the Surviving Partnership to complete Closing or a default by the Surviving Partnership under this Agreement. If the Surviving Partnership pays the Merged Partnership the Liquidated Damages Amount as liquidated damages, the payment of such sum shall be the Merged Partnership's only remedy in the event of the Surviving Partnership's default at or prior to the Effective Date, and the Merged Partnership in such event hereby waives any right, unless Closing is completed, to recover the balance of the Consideration. If the Merged Partnership shall be paid the Liquidated Damages Amount as liquidated damages, this Agreement shall be and become null and void and all copies will be surrendered to the Merged Partnership for cancellation. Nothing in this Section shall limit the Merged Partnership's rights against the Surviving Partnership and the Surviving Partnership's liability to the Merged Partnership by reason of a default by the Surviving Partnership under this Agreement which survives Closing.

         (b) The term "Permitted Event" shall mean the occurrence of the following on the Effective Date: the Surviving Partnership shall be ready, willing and able to complete Closing in accordance with the Agreement; the Surviving Partnership, or its authorized representative, shall have appeared at the place designated for Closing and shall have tendered the Consideration, and the Merged Partnership, notwithstanding the foregoing, shall have failed to complete Closing in accordance with this Agreement or is otherwise in default under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the failure to satisfy any of the conditions to the Merger contained in Article VI hereof shall not, in and of itself, be deemed to be a failure of the Merged Partnership to complete Closing or a default by the Merged Partnership under this Agreement. Except upon the occurrence of the Permitted Event, the Surviving Partnership agrees that it shall not (and hereby waives any right to) ever file or assert any LIS
PENDENS against the Property nor commence or maintain any action against the Merged Partnership for specific performance under this Agreement nor for a declaratory judgment as to the Surviving Partnership's rights under this Agreement. Except as expressly provided above and elsewhere in this Agreement, nothing herein shall be deemed to limit or impair any of the Surviving Partnership's rights and remedies at law, in equity or by statute.

     9.13 INDEMNITY AGREEMENT. On the Effective Date, as an express condition to the obligation of the Merged Partnership to complete Closing, the Surviving Partnership shall execute and deliver to the General Partner an agreement, in form and substance satisfactory to the General Partner and the General Partner's counsel, whereby the Surviving Partnership agrees to indemnify and hold harmless the General Partner, both individually and in his capacity as the general partner of the Merged Partnership, from and against any and all liabilities and obligations, including, without limitation, guaranties and carve-outs from non-recourse, arising in connection with the Existing Loan.

     9.14 NO PERSONAL LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, neither the General Partner nor any other partners of the Merged Partnership shall have any personal liability, and no action of any kind shall be maintained against any of them or their respective assets, with respect to this Agreement and/or the transactions described in this Agreement, and the Surviving Partnership, its successors and assigns, shall look solely to the assets of the Merged Partnership and the cash or assets held by the Disbursing Agent pursuant to Section 3.2 above, for the payment of any claim against or the performance of any obligation of the Merged Partnership. The foregoing limitation of liability shall not apply in the case of fraud or intentional and material misrepresentation; provided, however, that in connection with any action involving alleged fraud or intentional and material misrepresentation, if the Surviving Partnership, its successors or assigns, is not the prevailing party, it shall be responsible for the payment of all attorneys' fees and expenses of all parties, but if the Surviving Partnership, its successors or assigns, is the prevailing party, each party shall bear its own attorneys' fees and expenses.

     9.15 NUMBER OF DAYS. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

     9.16  DEPOSIT.

          (a) As security for the payment of the Liquidated Damages Amount, upon the execution of this Agreement, the Surviving Partnership shall deposit with the Disbursing Agent in escrow the sum of $130,000. (the "Deposit"). If the Surviving Partnership shall become obligated to pay to the Merged Partnership the Liquidated Damages Amount, the Merged Partnership shall have the right to be paid the Deposit on account of the Liquidated Damages Amount. If Closing is completed hereunder or if this Agreement is terminated as provided in Section 7.1 hereof, the Disbursing Agent shall refund the Deposit to the Surviving Partnership.

         (b) Notwithstanding anything contained in this Section 9.16, if either party terminates this Agreement as a result of the other's default or pursuant to the exercise of any right of termination conferred by this Agreement, Disbursing Agent shall not disburse the Deposit until the earlier to occur of (i) receipt by Disbursing Agent of written instructions from the Merged Partnership and the Surviving Partnership or (ii) entry of a final and unappealable adjudication determining which party is entitled to receive the Deposit, as applicable, at which time the Deposit shall be distributed in accordance with such written instructions or adjudication. Except to the extent of any dispute between them, the Merged Partnership and the Surviving Partnership agree to act in good faith to provide the Disbursing Agent with the instructions described in (i) above in the event that the Agreement is terminated.

         (c) In the event of a dispute between the Surviving Partnership and the Merged Partnership with respect to the Deposit, the Disbursing Agent may deposit the Deposit with a court of proper jurisdiction and commence an interpleader action. Upon notifying the Merged Partnership and the Surviving Partnership of the commencement of such action, Disbursing Agent shall be released from all liability with respect to the Deposit, except to the extent of accounting for any moneys previously delivered by Disbursing Agent out of escrow. Disbursing Agent shall not be liable to either the Merged Partnership or the Surviving Partnership, other than for performance of its duties under this Agreement or his gross negligence or intentional wrongdoing. Disbursing Agent may rely upon the genuineness or authenticity of any document tendered to it by either the Merged Partnership or the Surviving Partnership, and shall be under no duty of independent inquiry with respect to any acts or circumstances recited in such document. The Merged Partnership and the Surviving Partnership shall indemnify, defend and hold harmless Disbursing Agent from and against all cost, claims or liabilities arising from the performance by Disbursing Agent of his obligations under this Agreement, other than for his failure to comply herewith, gross negligence or intentional wrongdoing.

         (d) As used in this Section 9.16, the term "Deposit" shall refer to the amount set forth at Section 9.16(a), together with all interest thereon. The Deposit shall be held by the Disbursing Agent in one or more federally-insured money market accounts acceptable to both the Merged Partnership and the Surviving Partnership, or in short-term United States government obligations having a maturity date which is acceptable to the General
Partner and the Surviving Partnership or in one or more interest-bearing deposit accounts of a bank or other financial institution acceptable to the General Partner and the Surviving Partnership. The Merged Partnership's taxpayer identification number is 23-2630401; the Surviving Partnership's taxpayer identification number is 16-1455130.

         (e) Although Disbursing Agent is counsel for the Merged Partnership, the Disbursing Agent shall not be disqualified or prohibited from representing Merged Partnership in connection with any matter arising out of this Agreement by reason of its capacity as Disbursing Agent.

     9.17  SURVIVAL.

          (a) The representations, warranties, covenants and agreements of HME and the Surviving Partnership contained in this Agreement will survive Closing (i) indefinitely with respect to the warranties and representations in Sections 4.2(a) and 10.2(a), (ii) until 60 calendar days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 10.2(f), (iii) until the fifth anniversary of the Effective Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or part prior to Closing and (iv) with respect to each other covenant or agreement contained in this Agreement, for five years following the last date on which such covenant or agreement is to be observed, performed or complied with, or, if no such date is specified, indefinitely, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clauses
(ii), (iii) or (iv) above will continue to survive if notice of claim shall have been timely given on or prior to such termination date until such claim has been satisfied or otherwise resolved. This Section shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates, or is of such nature that it would require, performance, observance or compliance after the Effective Date.

         (b) The representations, warranties, covenants and agreements of the Merged Partnership contained in this Agreement will survive Closing for a period of one hundred eighty (180) days, subject to the limitations on liability provided in Section 9.14 hereof.

     9.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes and all of which, when taken together, shall constitute one and the same instrument.


                             ARTICLE X

             ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   BY THE SURVIVING PARTNERSHIP

     10.1 DEFINITIONS.As used in this Article X, the following defined terms shall be the meanings indicated below:

"AFFILIATE" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10% or more of the voting securities of a second Person shall be deemed to control that second Person.

"BENEFIT PLAN" means any Plan entered into, established, maintained, contributed to or required to be contributed to, by HME or any Company ERISA Affiliate providing benefits to employees, former employees, independent contractors, former independent contractors of the Company or any Company ERISA Affiliate, or their dependents or beneficiaries.

"CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"COMMON STOCK" means shares of Common Stock of HME.

"COMPANY ERISA AFFILIATE" means an entity required (at any relevant time) to be aggregated with HME under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"COMPANY FINANCIAL STATEMENTS" shall have the meaning set forth at Section 10.2(c) below.

"COMPANY SEC REPORTS" shall have the meaning set forth at Section 10.2(c) below.

"CONTRACTS" means any agreement or obligation of any kind to which HME or any of its Subsidiaries is a party or by which HME or any of its Subsidiaries or any of their respective assets or properties is bound.

"GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

"PERSON" means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

"PLAN" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

"SEC" means the Securities and Exchange Commission.

"SECURITIES" means the shares of Common Stock and the Units to be issued and sold to partners in the Merged Partnership, including shares of Common Stock issuable upon conversion of Units to be issued and sold, pursuant to this Agreement and the Transaction Agreements.

"SUBSIDIARY" means with respect to any party, a corporation, partnership or other organization, whether incorporated or unincorporated, of which more than 50% of either the equity interests in, or the voting control of, such corporation, partnership or other organization is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such party. Notwithstanding the foregoing, "Subsidiary," when used with respect to HME, includes, without limitation, the Surviving Partnership.

"TRANSACTION AGREEMENTS" means all agreements and documents to be delivered by HME and the Surviving Partnership in connection with the transactions contemplated by this Agreement and the Transaction Agreements.

     10.2 REPRESENTATIONS AND WARRANTIES. The Surviving Partnership and HME hereby make the following representations and warranties to the Merged Partnership, their liability with respect to such representations and warranties being joint and several:

         (a) CAPITAL STOCK. The authorized capital stock of HME consists solely of (i) 10 million shares of preferred stock, par value $.01 per share, none of which are issued and outstanding, (ii) 10 million shares of excess stock, par value $.01 per share, none of which is issued, and (iii) 30 million shares of Common Stock, 7,166,458.397 of which are issued and outstanding as of the date hereof and 4,189,824 of which are reserved for issuance upon exercise of stock options or exchange of Units in the Surviving Partnership as of the date hereof. SCHEDULE 10.2(A) hereto sets forth a true and correct list of the number of Units of the Surviving Partnership that are issued and outstanding and the holders thereof. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable (except, in the case of Units, as contemplated by the New York Revised Uniform Limited Partnership Act) and have been offered and sold in compliance with all applicable laws including, without limitation, federal and state securities laws and none of them was issued in violation of any preemptive or other similar right. The Securities, when issued and sold pursuant to this Agreement and the Transaction Agreements, will be duly authorized and validly issued, fully paid and nonassessable (except, in the case of Units, as contemplated by the New York Revised
Uniform Limited Partnership Act) and none of them will be issued in violation of any preemptive or other similar right. Except as identified on SCHEDULE 10.2(A) attached hereto, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of capital stock of HME or any security convertible into or exercisable or exchangeable for, such capital stock. The Common Stock and the Securities conform in all material respects to all statements relating thereto contained in the Company SEC Reports.

         (b) NO VIOLATIONS OR DEFAULTS. Neither HME nor any of its Subsidiaries is in violation of its certificate or articles of incorporation, bylaws, certificates of partnership, partnership agreements, limited liability company agreements or other similar governing documents, as the case may be, and none of HME or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Contracts to which such entity is a party or by which such entity may be bound, or to which any of its properties or assets may be bound or subject, except for such violations or defaults that individually or in the aggregate would not have a Material Adverse Effect.

         (c) SEC REPORTS AND FINANCIAL STATEMENTS; PARTNERSHIP AGREEMENT. HME has filed all forms, reports, schedules, registration statements, and other documents required to be filed by it with the SEC since the date of its formation (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports (i) compiled as to form in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and the interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports (the "Company Financial Statements") (A) were compiled as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (B) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Forms 10-Q and 8-K of the SEC) and (C) fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year- end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to HME and its Subsidiaries taken as a whole) the consolidated financial position of HME and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Except for the Subsidiaries identified on
SCHEDULE 10.2(C) attached hereto, each Subsidiary of HME is treated as a consolidated subsidiary of HME in the Company Financial Statements for all periods covered thereby.

         (d)  ABSENCE OF CHANGES

              (1) Except for the execution and delivery of this Agreement and the Transaction Agreements, and the transactions to take place pursuant hereto and thereto on the Effective Date, since March 31, 1997 there has not been any change, event or development having, or that could reasonably be expected to have, individually or in the aggregate, a Material Adverse
Effect. Without limiting the foregoing, between March 31, 1997 and the date hereof (A) except with respect to the activities described in the press releases attached hereto as EXHIBIT I, HME and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (B) neither HME nor any of its Subsidiaries have taken any action which, if taken after the date hereof, would constitute a breach of any provision of clause (2) of this Section 10.2(d).

              (2) Prior to the Effective Date, HME and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in at least such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with any statute, law, rule, regulation or ordinance or any judgment, decree, order, writ, permit or license, of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any domestic, state, county, city or other political subdivision, applicable to HME or any of its Subsidiaries.

         (e) ABSENCE OF UNDISCLOSED LIABILITIES. Except for matters reflected in the consolidated balance sheet of HME as of March 31, 1997 (or the footnotes thereto) included in the Company Financial Statements and the press releases attached hereto as EXHIBIT I, neither HME nor any of its Subsidiaries had at such date, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature, except liabilities or obligations (i) which were incurred in the ordinary course of business consistent with past practice since such date, and (ii) which have not had, and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         (f) REIT QUALIFICATION. At all times since its taxable year ended December 31, 1996, HME has been, and upon each issuance of any of the Securities, HME will continue to be, organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by a duly executed general partner as of the date first above written.


VALSPRING PARTNERSHIP


/s/ Henry A. Quinn
------------------------------
Henry A. Quinn, General Partner



HOME PROPERTIES OF NEW YORK, L.P.
By:Home Properties of New York, Inc.
General Partner



By: /s/ Norman Leenhouts
----------------------------------
Norman Leenhouts, Chairman


For purposes of acknowledging and agreeing to the provisions of Sections 1.4, 5.5 and 6.3(e)


/s/ Henry A. Quinn
--------------------------------
Henry A. Quinn

                              JOINDER


Home Properties of New York, Inc. joins in this Agreement for the purpose of making in its individual capacity, the same representations and warranties as are made by the Surviving Partnership in Article X of this Agreement.

HOME PROPERTIES OF NEW YORK, INC.


By:/s/ Norman Leenhouts
   -------------------------------
   Norman Leenhouts, Chairman

                           SCHEDULE 3.13

                  RESERVE FUNDS CLAIMS PROCEDURE


                 PROCEDURES WITH RESPECT TO CLAIMS

(a) If any claim (a "Claim") is made by the Surviving Partnership for payment out of the Reserve Amount of a Liabilities Claim or an Indemnity Claim, the Surviving Partnership shall thereafter notify the General Partner and the Disbursing Agent of such Claim. At such time as there is a Final Determination (as hereinafter defined) with respect to a Claim, the Surviving Partnership shall notify the Disbursing Agent (with a copy to the General Partner) of such Final Determination. A Final Determination with respect to a Claim shall occur when (1) the Surviving Partnership and the General Partner agree in writing to a payment from a Reserve with respect to a Claim and each so advises the Disbursing Agent, or (2) the arbitrator determining the disposition of a Claim pursuant to Section (d) below renders a final decision with respect to a Claim determining that a payment is to be made from a Reserve to the Surviving Partnership or (3) provided that the General Partner (on behalf of all of the former Partners of the Merged Partnership) shall have been given a reasonable opportunity to participate in the defense of such third-party claim throughout the course of such third-party claim, the Claim is made on account of a judgment rendered by a court of competent jurisdiction requiring, on a third-party's claim that is an Indemnity Claim, a specified payment on account of such an Indemnity Claim to the third-party claimant and such judgment has become final and not subject to further appeal. Upon receipt of a Final Determination, the Disbursing Agent shall pay the amount of the Claim as set forth in the Final Determination to the Surviving Partnership.

(b) On each of 90 days from and after the Effective Time and 180 days from and after the Effective Time, and thereafter, at any time and from time to time, within 10 days after the written request of the General Partner, the Surviving Partnership shall send a notice (the "Anniversary Notice") to the Disbursing Agent and to the General Partner describing each then outstanding Claim with respect to which a Final Determination has not theretofore been made and specifying what the Surviving Partnership believes, acting reasonably and in good faith, to be the aggregate amount of damages that have been incurred theretofore or are likely to be incurred thereafter as a result of or arising out of each such Claim (the "Damage Amount").

(c) If the General Partner believes, acting reasonably and in good faith, that the Surviving Partnership's estimate of the Damage Amount with respect to one or more of the Claims as set forth in the Anniversary Notice is unreasonable (a "Disputed Amount"), the General Partner shall send a notice (the "Dispute Notice") to the Surviving Partnership and the Disbursing Agent, within 10 days after receipt of the Anniversary Notice, specifying the amount that the General Partner believes, acting reasonably and in good faith, to be the proper Damage Amount with respect to any Claim described in the Anniversary Notice. Upon the issuance of a Dispute Notice, the General Partner and representatives of the Surviving Partnership shall immediately meet and shall use all necessary diligence in a concerted, good faith effort to resolve all Disputed Amounts within 10 days after issuance of the Dispute Notice. If the General Partner and the Surviving Partnership resolve such dispute within the 10-day period as aforesaid, they shall jointly notify the Disbursing Agent of the agreed-upon Damage Amount with respect to each Claim, and such joint notice shall constitute a Final Determination with respect to the relevant Claims.

(d) If the General Partner and the Surviving Partnership do not so agree, the determination of the Damage Amount with respect to all disputed Claims shall be immediately submitted to prompt and binding arbitration before an arbitrator appointed by the Philadelphia, Pennsylvania office of the American Arbitration Association in accordance with its rules, and acting in accordance with its rules. If any such Disputed Amount relates to a third-party claim that is then in litigation or is otherwise unresolved, the standard to be applied by the arbitrator in determining the Damage Amount shall be the aggregate amount of damages that have been or are likely thereafter to be incurred by the Surviving Partnership, including the Surviving Partnerships' attorneys' fees, court costs and other costs of defense, arising out of such claim. The award of the arbitrator shall be communicated to the parties and the Disbursing Agent and shall constitute a Final Determination, which shall be final, binding and not subject to appeal, with respect to all the Claims that are the subject of such award, notwithstanding that an underlying third-party claim still remains unresolved or is subsequently resolved in a manner inconsistent with the arbitrator's award.

(e) If the Disbursing Agent in his capacity as such is threatened with litigation or is sued, he shall have the right to interplead all interested parties in any court of competent jurisdiction and to deposit the Reserves (or any portion thereof) with the clerk of that court.

(f) The Disbursing Agent shall not be liable to either the General Partner, the former Partners of the Merged Partnership or the Surviving Partnership, other than for performance of his duties under the Reserves Escrow agreement or his gross negligence or intentional wrongdoing. The Disbursing Agent may rely upon the genuineness or authenticity of any document tendered to him by either the General Partner or the Surviving Partnership, and shall be under no duty of independent inquiry with respect to any acts or circumstances recited in such document.

(g) As used in this Schedule 3.13, the term "Reserves" shall refer to the respective amounts set forth at the beginning of this Section 3.13, together with all interest thereon. The Reserves, which are held in Cash, shall be held by the Disbursing Agent in one or more federally- insured money market accounts acceptable to both the General Partner and the Surviving Partnership, or in short-term United States government obligations having a maturity date which is acceptable to the General Partner and the Surviving Partnership or in one or more interest-bearing deposit accounts at a bank or other financial institution acceptable to the General Partner and the Surviving Partnership.

(h) All Claims must be made within 180 days of the Effective Time.

(i) No Claim shall be made, other than Liabilities Claims to be paid from the Liabilities Reserve, until total Claims exceed $25,000.00.